                                                                EXHIBIT 10.5

                               SERVICES AGREEMENT


         This SERVICES AGREEMENT is made and entered into as of this 21st day of March, 1997, by and between ODETICS, INC., a Delaware corporation ("Odetics") and ATL PRODUCTS, INC., a Delaware corporation ("ATL").

                                 R E C I T A L S

         WHEREAS, Odetics and ATL have entered into a Separation and Distribution Agreement which sets forth the principal transactions between Odetics and ATL as a result of ATL's recent issuance of additional shares of its authorized but unissued Class A Common Stock in a registered and underwritten initial public offering of less than 20% of its outstanding shares and Odetics' proposed distribution to its stockholders pursuant to a tax free spinoff under Internal Revenue Code ss. 355 of the Class A Common Stock of ATL which it owns (the "Distribution"); and

         WHEREAS, ATL desires Odetics to perform certain business, information and facilities services on ATL's behalf following the Distribution;

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1. Business Services. During the term of this Agreement, Odetics shall provide to ATL the services set forth in Exhibit A attached hereto (the "Services") in substantially the same manner and to the same extent as currently and heretofore provided.

         2. Performance of Services.

                  2.1 Services to be provided by Odetics may, at Odetics's sole discretion, be provided, in whole or in part, by affiliates of Odetics. Odetics shall not be obligated to acquire new or additional assets, or hire new or additional employees, to perform the Services. In addition, Odetics may contract with one or more third parties for the performance of all or any part of the Services provided (i) the costs to ATL for the services to be provided by the third party do not exceed the amounts that would have been charged by Odetics, (ii) the level of service provided by the third party is at least substantially equivalent to that provided by Odetics hereunder, and (iii) such third party is reasonably acceptable to ATL. It is currently contemplated that the Services will generally continue to be provided by the organization that is providing such Services as of the date hereof. ATL agrees that all third parties currently providing any Services are acceptable third parties to provide Services.

                  2.2 The Services to be provided by Odetics shall be provided to ATL as appropriate to reflect the organizational and operational structure of ATL; provided,



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         however, that Odetics shall not be required to provide any Services to the extent that the performance of such Services becomes more expensive for Odetics as a result of an organizational or operations change by ATL.

                  2.3 ATL shall provide to Odetics on a timely basis any and all information which is reasonably necessary for Odetics to provide the Services. ATL shall be solely responsible for the timely delivery of such information, and the accuracy and completeness thereof. ATL shall have no right to obtain any confidential or proprietary information of Odetics, and any such information so obtained by ATL shall be deemed to be confidential and treated in accordance with the provisions of
         Section 7 hereof.

         3. Limitation of Services.

                  3.1 Odetics shall not be required to provide a level of service which is higher than that provided currently, at the date of this Agreement.

                  3.2 Odetics shall not be required to perform any information system services to the extent such services would result in the breach of any software license or other applicable contract. If Odetics believes it is unable to provide any information systems services pursuant to the foregoing, Odetics shall promptly notify ATL. If requested by ATL, Odetics shall use reasonable efforts to obtain the rights necessary to provide such information system services, including obtaining any appropriate consents from third parties. ATL shall be responsible for all additional costs and expenses incurred by Odetics in order to allow Odetics to provide such information system services.

                  3.3 Odetics shall not be required to provide any Services to the extent the performance of such Services becomes impractical as a result of a cause or causes outside the reasonable control of Odetics or to the extent the performance of such Services would require Odetics to violate any applicable laws, rules or regulations.

                  3.4 ODETICS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND ODETICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES TO BE PROVIDED HEREUNDER.

         4.  Fees.

                  4.1 ATL shall pay to Odetics, as fees for the Services performed by Odetics pursuant to this Agreement, the amounts set forth in Exhibit A, which amounts are intended to represent the fair market value of such services. Such fees shall be adjusted throughout the term of this Agreement, so that they will reflect fair market value at all times. In addition, ATL shall reimburse Odetics for all direct third party costs incurred by Odetics in connection with providing the Services, provided that such third party costs have been approved in advance by ATL.



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                  4.2 Odetics shall submit to ATL, on a monthly basis, Odetics's invoice for Services performed under this Agreement in the preceding month. Each invoice shall be payable net thirty (30) days after the date of the invoice; however, in the event that ATL, in good faith, questions any invoiced item, payment of that item shall be made only after the satisfactory resolution of those questions. ATL shall pay a service charge of 1% per month for all overdue amounts, other than amounts which ATL has, in good faith, questioned.

         5.  Term.

                  5.1 Unless terminated earlier as provided in this Section, this Agreement shall terminate as of a date eighteen (18) months after the date of this Agreement.

                  5.2 ATL may terminate any of the Services, in whole or in part, upon 30 days written notice to Odetics.

                  5.3 This Agreement may be terminated at any time upon the mutual consent of the parties.

                  5.4 Either party may terminate this Agreement if the other party is in material default under this Agreement and fails to correct such default within 30 days after receiving written notice of such default.

                  5.5 The parties acknowledge that the purpose of this Agreement is to provide the Services on an interim basis to permit ATL to obtain alternative sources for the Services. ATL shall use its best efforts to obtain alternative sources for the Services as soon as practicable.

         6.  Indemnification.

                  6.1 ATL shall indemnify and hold harmless Odetics, its affiliates, and their officers, directors, employees, and agents from and against all claims, liabilities, obligations, suits, causes of action, or expenses (including reasonable attorneys fees) (collectively "Claims") claimed to have resulted, directly or indirectly, in connection with the performance of Services by Odetics, provided, however, that ATL shall not be required to indemnify or hold harmless any indemnitee to the extent the Claims are caused by the gross negligence or willful misconduct of such indemnitee.

                  6.2 An indemnitee shall provide written notice to ATL of any Claims with respect to which it seeks indemnification, and ATL shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnitee. If such defense is assumed by ATL with counsel so selected, ATL will not be subject to any liability for



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         any settlement of such Claims made by an indemnified party without
         ATL's consent (such consent to not be unreasonably withheld or delayed). No indemnified party will be subject to any liability for any settlement of such Claims made by ATL without such party's consent (which consent is not to be unreasonably withheld), and such settlement shall include an unconditional release of all indemnitees from all liability on such Claims. If an indemnified party desires to retain separate counsel, such indemnified party shall have the right to do so, but ATL will not be obligated to pay the fees and expenses of such separate counsel. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand and to engage in no action that would result in or increase liability on the part of another party.

                  6.3 The provisions of this Section 6 shall survive termination of the Agreement.

         7.  Confidentiality.

                  7.1 In the course of performance of this Agreement, either party ("Receiving Party") may acquire information the other party ("Disclosing Party") deems confidential, including trade secrets and unpublished technical or business related information and data to which the Disclosing Party (or companies affiliated with the Disclosing Party) has proprietary rights. Confidential information shall also include information of a third party which the Disclosing Party is under an obligation to maintain in confidence. All such information is referred to hereinafter as "Disclosed Information."

                  7.2 The Receiving Party shall retain Disclosed Information in strict confidence and shall not communicate it to others without the Disclosing Party's prior written agreement. Notwithstanding the foregoing, Odetics shall be allowed to disclose Disclosed Information of ATL to third parties as necessary to perform the Services, provided such third parties have undertaken confidentiality obligations substantially similar to those set forth in this Section 7.

                  7.3 Nothing in this Agreement shall prevent the communication to others of any Disclosed Information which the Receiving Party can show was known to it or its representatives prior to its receipt hereunder, was lawfully received by the Receiving party and its representatives other than directly or indirectly from the Disclosing Party or became public knowledge through no fault of the Receiving Party.

                  7.4 The provisions of this Section 7 shall survive termination of this Agreement for a period of three years.



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

         8.  Miscellaneous.

                  8.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission or mailed by registered or certified mail addressed to the party to whom such notice is required or permitted to be given. All notices shall be deemed to have been given when transmitted if given by facsimile and confirmation of receipt is received or, if mailed, 48 hours after mailed as evidenced by the postmark at the point of mailing.

                  All notices to Odetics shall be addressed as follows:

                  Odetics, Inc.
                  1515 South Manchester Avenue
                  Anaheim, California 92802-2907
                  Attn: Joel Slutzky

                  All notices to ATL shall be addressed as follows:

                  ATL Products, Inc.
                  2801 Kelvin Avenue
                  Irvine, California 92614
                  Attn: Kevin C. Daly, Ph.D.


         Either party may, by written notice to the other, designate a new address to which notices to the party giving the notice shall thereafter be mailed.

                  8.2 Force Majeure. Odetics shall not be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the party claiming excuse use its best efforts to overcome the same.

                  8.3 Limitation of Liability. In no event shall Odetics be liable to ATL for indirect, consequential, incidental or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of either party.

                  8.4 Entirety of Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter contained herein and merges all prior discussions between them, and neither party shall be bound by any representation other than as expressly stated in this Agreement, or by a written amendment to this Agreement signed by authorized representatives of both parties.



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

                  8.5 Waiver. The failure of either party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

                  8.6 Disclaimer of Agency. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third-party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other party except as expressly set forth in this Agreement. The relationship of Odetics and ATL shall be solely that of contracting parties and no partnership, joint venture or other arrangement of any nature shall be deemed to be created hereby.

                  8.7 Severability. In the event any term of this Agreement is or becomes or is declared to be invalid or void by any court of competent jurisdiction, such term or terms shall be null and void and shall be deemed deleted from this Agreement, and all the remaining terms of the Agreement shall remain in full force and effect.

                  8.8 Governing Law. The validity, performance and construction of this Agreement shall be governed by the laws of California without regard to principles of conflicts of laws.

                  8.9 Assignment. Except as provided in Section 2, neither party shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other party, and any attempted delegation or assignment without such written consent shall be of no force or effect. Subject to the restrictions contained in the preceding sentence, this Agreement shall be binding upon the successors and assigns of both parties.

                  8.10 Amendment. This Agreement shall be amended as mutually agreed by Odetics and ATL in order to comply with any requirements imposed by the Internal Revenue Service in order to issue a ruling pursuant to Section 355 of the Internal Revenue Service Code of 1986, as amended.

         This Agreement is executed by the parties as of the date indicated above.

ATL PRODUCTS, INC.                             ODETICS, INC.

By:  /s/  Kevin C. Daly                        By:  /s/  Joel Slutzky
    -------------------------------                -----------------------------
     Kevin C. Daly, Ph.D.                            Joel Slutzky,
     Chief Executive Officer                         Chief Executive Officer



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                                   EXHIBIT A

                               ATL PRODUCTS, INC.
                ODETICS CORPORATE SERVICES TO BE PROVIDED TO ATL
                        FOR THE PERIOD 4/1/97 - 3/31/98


                                ---------------------------------------------------------------------------------------------------
                                                         AMOUNT                                       ASSUMPTIONS
-----------------------------------------------------------------------------------------------------------------------------------
                                 QTR        QTR       QTR        QTR       FYE         QTR         QTR          QTR          QTR
-----------------------------------------------------------------------------------------------------------------------------------
                               Jun-97     Sep-97     Dec-97    Mar-98     Mar-98     Jun-97       Sep-97       Dec-97       Mar-98
===================================================================================================================================
                                                                                    40k sq ft   1.3k sq ft   1.3k sq ft  1.3k sq ft
RENT @ 1515 S Manchester        32,000      3,000      3,000     3,000    41,000       apr          mo           mo         mo
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    1.3 sq ft
                                                                                        mo
-----------------------------------------------------------------------------------------------------------------------------------
Payroll preparation             16,600     16,600     16,600    16,600    66,400      .75MM        .75MM        .75MM       .75MM
-----------------------------------------------------------------------------------------------------------------------------------
All other accounting
  support                       10,800     10,800     10,800    10,800    43,200      .25MM        .25MM        .25MM       .25MM
-----------------------------------------------------------------------------------------------------------------------------------
MIS Support
-----------------------------------------------------------------------------------------------------------------------------------
  MRP                            8,150      8,150      8,150     8,150    32,600      .25MM        .25MM        .25MM       .25MM
-----------------------------------------------------------------------------------------------------------------------------------
  Network security               8,150      8,150      8,150     8,150    32,600      .25MM        .25MM        .25MM       .25MM
-----------------------------------------------------------------------------------------------------------------------------------
  Alpha HW/SW
    maintenance support         11,550     11,550     11,550    11,550    46,200        35%          35%          35%         35%
-----------------------------------------------------------------------------------------------------------------------------------
  Alpha lease payment            2,993      2,993      2,993     2,993    11,972        35%          35%          35%         35%
-----------------------------------------------------------------------------------------------------------------------------------
  Sun H/S Support                2,100      2,100      2,100     2,100     8,400        35%          35%          35%         35%
-----------------------------------------------------------------------------------------------------------------------------------
Phone Switch                         0          0          0         0         0        25%          25%            0           0
-----------------------------------------------------------------------------------------------------------------------------------
Facilities management            6,500      6,500          0         0    13,000      .25MM        .25MM            0           0
-----------------------------------------------------------------------------------------------------------------------------------
Associate Relations             30,000     30,000          0         0    60,000        1MM          1MM            0           0
-----------------------------------------------------------------------------------------------------------------------------------
Health/Insurance Benefits        7,700      7,700      7,700     7,700    30,800      .25MM        .25MM        .25MM       .25MM
-----------------------------------------------------------------------------------------------------------------------------------
CFO                              25,00     25,000          0         0    50,000       .5MM         .5MM            0           0
-----------------------------------------------------------------------------------------------------------------------------------
CEO Support                     22,250     22,250                         44,500      .25MM        .25MM            0           0
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL                 183,793    154,793     71,043    71,043   480,672
================================================================================

                              ATL PRODUCTS LIMITED
             OEL FACILITY COSTS AND SERVICES TO BE PROVIDED TO APL
                        FOR THE PERIOD 1/4/97 - 12/31/97


                                --------------------------------------------------------------------------------------------------
                                                    AMOUNT                                  ASSUMPTIONS
----------------------------------------------------------------------------------------------------------------------------------
                                QTR        QTR        QTR      QTR        FYE        QTR         QTR          QTR         QTR
----------------------------------------------------------------------------------------------------------------------------------
                               Jun-97     Sep-97     Dec-97   Mar-98     Mar-98     Jun-97      Sep-97       Dec-97      Mar-98
==================================================================================================================================
RENT & RATES                   23,822     23,822     23,822    0         71,466   1.5k sq ft   1.5k sq ft   1.5k sq ft     N/A
----------------------------------------------------------------------------------------------------------------------------------
Utilities                       2,616      2,616      2,616    0          7,848   Water, Light, Heat, Cleaning             N/A
----------------------------------------------------------------------------------------------------------------------------------
Office equipment                2,450      2,450      2,450    0          7,350   fire, phone, copier, s/w, pc spt, etc    N/A
----------------------------------------------------------------------------------------------------------------------------------
Depreciation on Tls            11,550     11,550     11,550    0         34,650   Ref: Seymour memo 3/26/97                N/A
----------------------------------------------------------------------------------------------------------------------------------
Support
----------------------------------------------------------------------------------------------------------------------------------
  Warehousing                   2,549      2,549      2,549    0          7,647     1/3 MM        1/3 MM       1/3 MM      N/A
----------------------------------------------------------------------------------------------------------------------------------
  Accounting                    5,821      5,821      5,821    0         17,463     1/3 MM        1/2 MM       1/2 MM      N/A
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                          48,808     48,808     48,808    0        146,424
===============================================================================